Exhibit 5.1

Buchanan Ingersoll & Rooney PC

September 3, 2013

The ExOne Company

127 Industry Boulevard

N. Huntingdon, PA 15642

Attn: JoEllen Lyons Dillon

Chief Legal Officer and Corporate Secretary

Ladies and Gentlemen:

Ladies and Gentlemen:

We have acted as counsel to The ExOne Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-190768) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the public offering (the “Offering”) of up to an aggregate of 3,054,400 shares of the common stock, par value $0.01 per share, of the Company (the “Shares”). The Shares are inclusive of 1,106,000 shares (the “Company Shares”) that are being offered by the Company, 1,550,000 shares (the “Selling Stockholder Firm Shares”) that are being offered by certain selling stockholders (the “Selling Stockholders”), and up to 398,400 shares being offered if the underwriters exercise in full their option to purchase additional shares, all of which will be offered by Selling Stockholders (the “Selling Stockholder Option Shares,” and together with the Selling Stockholder Firm Shares, the “Selling Stockholder Shares”).

We understand that the Shares are to be sold by the Company and the Selling Stockholders pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form being filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have or will have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Underwriting Agreement being filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Certificate of Incorporation, (iv) the Company’s Amended and Restated Bylaws, as amended to date, (v) resolutions of the Board of Directors of the Company relating to the Offering and the issuance of the Selling Stockholder Shares as provided to us by the Company, (vi) the stock record books of the Company as provided to us by the Company, and (vii) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the general corporation laws of the State of Delaware.

Based upon and subject to the forgoing, we are of the opinion that (1) when (i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors approves the public offering price, (ii) the duly appointed officers of the Company, the Selling Stockholders, and the Underwriters execute and deliver the Underwriting Agreement and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be duly authorized, validly issued, fully paid and nonassessable; and (2) the Selling Stockholder Shares outstanding on the date hereof have been duly authorized and validly issued and are fully paid and nonassessable;.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Hannah T. Frank
Hannah T. Frank